Exhibit 4 (b)



                        NYNEX CORPORATION

                               and

                       MARINE MIDLAND BANK
                           as Trustee


              FORM OF FIRST SUPPLEMENTAL INDENTURE

                    Dated as of       , 1994

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of
, 1994, is between NYNEX CORPORATION, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), and MARINE MIDLAND BANK (successor by conversion to Marine Midland Bank, N.A.), a trust company duly organized and existing under the laws of the State of New York, acting as Trustee under the Original Indenture referred to below (the "Trustee").


                      W I T N E S S E T H :


         WHEREAS, the Company has duly authorized the execution and delivery of an Indenture dated as of March 1, 1990 (the "Original Indenture") to provide for the issuance from time to time of its securities evidencing its unsecured indebtedness to be issued in one or more series (the "Securities"), as in the Original Indenture provided, unlimited as to principal amount;

         WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental
Indenture;

         WHEREAS, the Original Indenture, as amended by this First Supplemental Indenture, is hereinafter referred to as the "Indenture";

         WHEREAS, Section 901(11) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of Securities, to make provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect;

         WHEREAS, the Company has determined that this First Supplemental Indenture complies with said Section 901(11) and does not require the consent of any Holders of Securities, and, on the basis of the foregoing, the Trustee has determined that this First Supplemental Indenture is in form satisfactory to it;

         WHEREAS, all things necessary to make this First
Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done and performed, and the execution and delivery of this First Supplemental Indenture by the Company has in all respects been duly authorized;

         WHEREAS, the Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture;
and

         WHEREAS, capitalized terms herein, not otherwise defined, shall have the same meanings given them in the Original
Indenture;

         NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Securities or series thereof, as follows:

         SECTION 1.  AMENDMENTS TO THE INDENTURE

         1.1  Amendment to Section 101 of the Indenture.

         (a) Section 101 of the Indenture is hereby amended by deleting in their entirety the definitions of "Business Day", "CEDEL, S.A.", "Component Currency", "Conversion Date", "Conversion Event", "Currency Determination Agent", "Discounted Security", "Dollar Equivalent of the Currency Unit", "Dollar Equivalent of the Foreign Currency", "Election Date", "Exchange Rate Officer's Certificate", "Foreign Currency", "Judgment Date", "Market Exchange Rate", "Specified Amount", "Substitute Date", "United States" and "Valuation Date".

         (b) Section 101 of the Indenture is hereby amended by inserting in proper alphabetical order the following definitions:

         "Amortizing Security" means any Security as to which amounts in respect of interest thereon and principal thereof are payable over the life of the Security, according to an amortization schedule, all as specified in accordance with
    Section 301.

         "Business Day" means with respect to any Security, unless otherwise specified in accordance with Section 301, any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: such day is (a) not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close; (b) if the Security is denominated in a Foreign Currency other than the ECU, (x) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the Foreign Currency and (y) a day on which banking institutions in such principal financial center are carrying out transactions in such Foreign Currency; (c) if the Security is denominated in ECU, (x) not a day on which banking institutions are authorized or required by law or regulation to close in Luxembourg and (y) an ECU clearing day, as determined by the ECU Banking Association in Paris; and (d) if such Security is a LIBOR Security, a London Banking Day.

         "CEDEL, S.A." means Cedel, S.A..

         "Component Currency" has the meaning specified in
Section 311(e).

         "Conversion Event" means, with respect to any Foreign Currency, (i) the unavailability to the Company of such Foreign Currency for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Company's control, (ii) the cessation of use of such Foreign Currency as a unit of domestic exchange by the government or governments of the country or countries which so used such currency or (iii) the cessation of use of such Foreign Currency for the settlement of transactions by public institutions of or within the international banking community.

         "Currency Determination Agent", with respect to Securities of any series, means a Person (other than the Trustee) designated pursuant to Section 301 or Section 312.

         "Discounted Security" means any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 and which is designated as a Discounted Security pursuant to
    Section 301.

         "Dual Currency Security" means any Security as to which the Company has the option of making any scheduled payment of principal, premium, if any, or interest in either of two currencies, all as specified in accordance with Section 301.

         "Election Date" has the meaning specified in Section
    311(e).

         "Foreign Currency" means any currency or composite currency actively maintained as a recognized unit of domestic exchange by the government or governments of any country or countries other than the United States.

         "Indexed Security" means any Security as to which the amount of payments of principal, premium, if any, and/or interest due thereon is determined with reference to the rate of exchange between the currency or currency unit in which the Security is denominated and any other specified currency or currency unit, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in accordance with Section 301.

         "LIBOR" means, with respect to any series of Securities, the rate specified as LIBOR for such Securities in accordance with Section 301.

         "LIBOR Security" means any Security which bears interest at a floating rate calculated with reference to LIBOR.

         "London Banking Day" means, with respect to any LIBOR
    Security, any day on which dealings in deposits in the currency in which such LIBOR Security is denominated are transacted in the London interbank market.

         "Market Exchange Rate" with respect to any Foreign Currency on any date means, unless otherwise specified in accordance with Section 301, the noon buying rate in The City of New York for cable transfers in such Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York for such Foreign Currency on the second Business Day prior to such date (or, in the event such buying rate is not then available, the most recently available buying rate for such Foreign Currency).

         "United States" means the United States of America (including the States and the District of Columbia), and its "possessions", which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands."

         (c) Section 101 of the Indenture is hereby amended by inserting immediately before the period at the end of the definition of "Outstanding" the following new clause (c):

    " and (c) the principal amount of any Indexed Security that shall be deemed to be Outstanding for such purposes shall be deemed to be the face amount thereof unless the specified terms of any such Indexed Security provide otherwise and the principal amount of any Dual Currency Security shall be the amount that would be due and payable with respect to such Dual Currency Security as of the date of such determination upon a declaration of acceleration pursuant to Section 502."

         1.2  Amendment to Section 104 of the Indenture.

         Section 104 of the Indenture is hereby amended by adding, immediately before the period at the end of paragraph
(f) thereof, the following:

   ", and the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be deemed to be the face amount thereof unless the specified terms of any such Indexed Security provide otherwise, and the principal amount of any Dual Currency Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee for such Securities"

         1.3  Amendment to Section 113 of the Indenture.

         Section 113 of the Indenture is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

   "SECTION 113. Non-Business Day.

         Except as otherwise specified as contemplated by
    Section 301 with respect to the Securities of any series, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities or coupons) payment of principal of (and premium, if any) and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be."

         1.4  Amendment to Section 203 of the Indenture.

         (a) Section 203 of the Indenture is hereby amended by adding, at the end of the first paragraph thereof, the following:

    "Any instructions by the Company with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 102."

         (b) Section 203 of the Indenture is hereby amended by adding, at the end of the second paragraph thereof, the following:

    "Permanent global Securities will be issued in definitive form."

         1.5  Amendment to Section 301 of the Indenture.

         (a) Section 301 of the Indenture is hereby amended by deleting the parenthetical phrase "(including the Election
Date)" where it appears in paragraph (14) of said Section 301.

         (b) Section 301 of the Indenture is hereby amended by deleting paragraphs (15), (16) and (20) thereof in their entirety, by deleting the word "and" at the end of paragraph
(24) thereof, by redesignating paragraph (25) thereof as paragraph (30) thereof, and by inserting the following paragraphs in proper numerical order:

         "(15) the designation of the original Currency Determination Agent, if any, and the designation of any other agent for purposes of making determinations or calculations with respect to the Securities of such series or otherwise;

         (16) if any of the Securities of such series are issuable as Indexed Securities, the manner in which the amount of payments of principal, premium, if any, and/or interest due thereon shall be determined, and any other special terms with respect to such Indexed Securities;

         (20) the application, if any, of Section 1004 or 1011 to any of the Securities of that series, and, if applicable, any covenant not set forth herein and specified pursuant to this Section 301 to be applicable to any of the Securities of such series and subject to Section 1010 or Section 1011 or both such Sections;

         (25) if any of the Securities of such series are issuable as Dual Currency Securities, the two currencies in either of which any scheduled payment of principal, premium, if any, or interest due thereon may be made at the option of the Company, and any other special terms with respect to such Dual Currency Securities;

         (26) if any of the Securities of such series are issuable as Amortizing Securities, the amortization schedule according to which amounts in respect of interest thereon and principal thereof are payable over the life of such Amortizing Securities, and any other special terms with respect to such Amortizing Securities;

         (27) if any of the Securities of such series are issuable as Discounted Securities, a designation of such Securities as Discounted Securities;

         (28)  if Section 311(b) applies to any of the
    Securities of such series, the Election Date;

         (29) if other than as set forth in Section 113, provisions relating to the payment of principal of (and premium, if any) and interest, if any, with respect to Securities of such series in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security of such series shall not be a Business Day at any Place of Payment with respect to the Securities of such series; and"

         1.6  Amendment to Section 303 of the Indenture.

         Section 303 of the Indenture is hereby amended by deleting the two provisos to the first sentence of the third paragraph thereof and inserting in lieu thereof the following:

    "; provided, however, that, in connection with its sale, during the "restricted period" (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that such Bearer Security (other than a temporary global Security in bearer form) may be delivered outside the United States in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished to Euroclear or CEDEL, S.A., a certificate substantially in the form set forth in Exhibit A to this Indenture."

         1.7  Amendment to Section 304 of the Indenture.

         Section 304 of the Indenture is hereby amended by deleting the fourth through the tenth paragraphs thereof in their entirety and inserting in lieu thereof the following:

    "Without unnecessary delay but in any event not later than the date specified in or determined pursuant to the terms of any such temporary global Security which (subject to any applicable laws and regulations) shall be 40 days after the closing of the sale of Securities or within a reasonable period of time thereafter (the "Exchange Date"), the Securities represented by any temporary global Security of a series of Securities issuable in bearer form may be exchanged for definitive Securities (subject to the second succeeding paragraph), including one or more permanent global Securities in definitive form, without interest coupons. On or after the Exchange Date such temporary global Security shall be surrendered by the Depositary to the Trustee for such Security, as the Company's agent for such purpose, or the agent appointed by the Company pursuant to Section 301 to effect the exchange of the temporary global Security for definitive Securities (including any director or officer of the Global Exchange Agent authorized by the Trustee as an Authenticating Agent pursuant to
    Section 614) (the "Global Exchange Agent"), and following such surrender, such Trustee or the Global Exchange Agent shall (1) endorse the temporary global Security to reflect the reduction of its principal amount by an equal aggregate principal amount of such Security, (2) endorse the applicable permanent global Security, if any, to reflect the initial amount, or an increase in the amount of Securities represented thereby, (3) manually authenticate such definitive Securities, including any permanent global Security, (4) subject to Section 303, either deliver such definitive Securities to the Holder thereof or, if such definitive Security is a permanent global Security, deliver such permanent global Security to the Depositary to be held outside the United States for the accounts of Euro-clear and CEDEL, S.A., for credit to the respective accounts at Euro-clear and CEDEL, S.A., designated by or on behalf of the beneficial owners of such Securities (or to such other accounts as they may direct) and (5) redeliver such temporary global Security to the Depositary, unless such temporary global Security shall have been cancelled in accordance with Section 309 hereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Depositary, such temporary global Security shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euro-clear as to the portion of such temporary global Security held for its account then to be exchanged for definitive Securities (including any permanent global Security), and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL, S.A. as to the portion of such temporary global Security held for its account then to be exchanged for definitive Securities (including any permanent global Security), each substantially in the form set forth in Exhibit B to this Indenture. Each certificate substantially in the form of Exhibit B hereto of Euro-clear or CEDEL, S.A., as the case may be, shall be based on certificates of the account holders listed in the records of Euro-clear or CEDEL, S.A., as the case may be, as being entitled to all or any portion of the applicable temporary global Security. An account holder of Euro-clear or CEDEL, S.A., as the case may be, desiring to effect the exchange of interest in a temporary global Security for an interest in definitive Securities (including any permanent global Security) shall instruct Euro-clear or CEDEL, S.A., as the case may be, to request such exchange on its behalf and shall deliver to Euro-clear or CEDEL, S.A., as the case may be, a certificate substantially in the form of Exhibit A hereto and dated no earlier than 15 days prior to the Exchange Date. Until so exchanged, temporary global Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities (including any permanent global Security) of the same series authenticated and delivered hereunder, except as provided in the fourth succeeding paragraph.

         The delivery to the Trustee for the Securities of the appropriate series or the Global Exchange Agent by Euro-clear or CEDEL, S.A. of any certificate substantially in the form of Exhibit B hereto may be relied upon by the Company and such Trustee or Global Exchange Agent as conclusive evidence that a corresponding certificate or certificates has or have been delivered to Euro-clear or to CEDEL, S.A., as the case may be, pursuant to the terms of this Indenture.

    On or prior to the Exchange Date, the Company shall deliver to the Trustee for the Securities of the appropriate series or to the Global Exchange Agent definitive Securities in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. At any time, on or after the Exchange Date, upon 30 days' notice to the Trustee for the Securities of the appropriate series or the Global Exchange Agent by Euro-clear or CEDEL, S.A., as the case may be, acting at the request of or on behalf of the beneficial owner, a Security represented by a temporary global Security or a permanent global Security, as the case may be, may be exchanged, in whole or from time to time in part, for definitive Securities without charge and such Trustee or the Global Exchange Agent shall authenticate and deliver, in exchange for each portion of such temporary global Security, or such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and with like terms and provisions as the portion of such temporary global Security or such permanent global Security to be exchanged, which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as contemplated by Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that definitive Bearer Securities shall be delivered in exchange for a portion of the temporary global Security or the permanent global Security only in compliance with the requirements of the second preceding paragraph. On or prior to the 30th day following receipt by the Trustee for the Securities of the appropriate series or the Global Exchange Agent of such notice with respect to a Security, or, if such day is not a Business Day, the next succeeding Business Day, the temporary global Security or the permanent global Security, as the case may be, shall be surrendered by the Depositary to such Trustee, as the Company's agent for such purpose, or the Global Exchange Agent to be exchanged in whole, or from time to time in part, for definitive Securities or, in the case of the permanent global Security, other definitive Securities, without charge following such surrender, upon the request of Euro-clear or CEDEL, S.A., as the case may be, and such Trustee or the Global Exchange Agent shall (1) endorse the applicable temporary global Security or the permanent global Security to reflect the reduction of its principal amount by the aggregate principal amount of such Securities, (2) in accordance with procedures acceptable to the Trustee cause the terms of such Security and coupons, if any, to be entered on a definitive Security, (3) manually authenticate such definitive Security and (4) if a Bearer Security is to be delivered, deliver such definitive Security outside the United States to Euro-clear or CEDEL, S.A., as the case may be, for or on behalf of the beneficial owner thereof, in exchange for a portion of such temporary global Security or such permanent global Security, as the case may be.

         Unless otherwise specified in such temporary global Security or permanent global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security or permanent global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euro-clear or CEDEL, S.A. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security or a permanent global Security shall be delivered only outside the United States.

         Until exchanged in full as hereinabove provided, any temporary global Security or definitive permanent global Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and with like terms and conditions, except as to payment of interest, if any, authenticated and delivered hereunder. Unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Bearer Security on an Interest Payment Date for Securities of such series shall be payable to Euro-clear and CEDEL, S.A. on such Interest Payment Date upon delivery by Euro-clear and CEDEL, S.A. to the Trustee for the Securities of the appropriate series or the Global Exchange Agent in the case of payment of interest on a temporary global Security with respect to an Interest Payment Date occurring prior to the applicable Exchange Date of a certificate or certificates substantially in the form set forth in Exhibit B to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such global Security on such Interest Payment Date and who have, in the case of payment of interest on a temporary global Security with respect to an Interest Payment Date occurring prior to the applicable Exchange Date, each delivered to Euro-clear or CEDEL, S.A., as the case may be, a certificate substantially in the form set forth in Exhibit A to this Indenture.

         Any definitive Bearer Security authenticated and delivered by the Trustee for the Securities of the appropriate series or the Global Exchange Agent in exchange for a portion of a temporary global Security shall not bear a coupon for any interest which shall theretofore have been duly paid by such Trustee to Euro-clear or CEDEL, S.A. or by the Company to such Trustee in accordance with the provisions of this Section 304.

         With respect to Exhibits A and B to this Indenture, the Company may, in its discretion and if required or desirable under applicable law, substitute one or more other forms of such exhibits for such exhibits, eliminate the requirement that any or all certificates be provided, or change the time that any certificate may be required, provided that such substitute form or forms or notice of elimination or change of such certification requirements have theretofore been delivered to the Trustee with a Company Request and such form or forms, elimination or change is reasonably acceptable to the Trustee."

         1.8  Amendment to Section 307 of the Indenture.

         (a) Section 307 of the Indenture is hereby amended by inserting immediately before the period at the end of the first paragraph thereof the following:

    "; provided, however, that, unless otherwise specified as contemplated by Section 301, interest, if any, payable on such Registered Security at maturity or upon earlier redemption or repayment shall be payable to the Person to whom principal shall be payable"

         (b) Section 307 of the Indenture is hereby amended by deleting the second paragraph thereof and inserting in lieu thereof the following:

         "Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company (i) in the case of Registered Securities, by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located inside the United States, or (ii) in the case of Bearer Securities, except as otherwise provided in Section 1002, upon presentation and surrender of the appropriate coupon appertaining thereto at an office or agency of the Company in a Place of Payment located outside the United States or by transfer to an account maintained by the payee with a bank located outside the United States.

         Unless otherwise provided or contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euro-clear and CEDEL, S.A. with respect to that portion of such permanent global Security held for its account by the Depositary. Each of Euro-clear and CEDEL, S.A. will in such circumstances credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof."

         1.9  Amendment to Sections 307, 1001, 1003, 1105, 1106
and 1203 of the Indenture.

        Sections 307, 1001, 1003, 1105, 1106 and 1203 of the
Indenture are hereby amended by deleting the phrase "311(b), 311(d) and 311(e)" appearing in each such Section and inserting the phrase "311(b) and 311(d)" in lieu thereof.

         1.10 Amendment to Section 311 of the Indenture.

        Section 311 of the Indenture is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

    "SECTION 311.  Currency and Manner of Payments in Respect of
                   Registered Securities.

         Unless otherwise specified in accordance with Section
    301 with respect to any series of Registered Securities, the following provisions shall apply:

         (a) Except as provided in paragraphs (b) and (d) below, the principal of, premium, if any, and interest on Registered Securities of any series denominated in a Foreign Currency will be payable by the Company in Dollars based on the equivalent of that Foreign Currency converted into Dollars in the manner described in paragraph (c) below.

         (b) It may be provided pursuant to Section 301 with respect to Registered Securities of any series denominated in a Foreign Currency that Holders shall have the option, subject to paragraph (d) below, to receive payments of principal of, premium, if any, and interest on such Registered Securities in such Foreign Currency by delivering to the Trustee (or to any duly appointed Paying Agent) a written election, to be in form and substance satisfactory to the Trustee (or to any such Paying Agent), not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in such Foreign Currency, such election will remain in effect for such Holder until changed by such Holder by written notice to the Trustee (or to any such Paying Agent); provided, however, that any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date; and provided, further, that no such change or election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred, the Company has exercised any satisfaction and discharge or defeasance options pursuant to Article Four or Section 1011 or notice of redemption has been given by the Company pursuant to Article Eleven. In the event any Holder makes any such election, such election will not be effective as to any transferee of such Holder and such transferee shall be paid in Dollars unless such transferee makes an election as specified above; provided, however, that such election, if in effect while funds are on deposit with respect to the Registered Securities as described in Section 401(a)(1)(B) or Section 1011, will be effective on any transferee of such Holder unless otherwise specified pursuant to Section 301 for such Registered Securities. Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee (or to any duly appointed Paying Agent) not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in Dollars.

         (c)  With respect to any Registered Security
    denominated in a Foreign Currency and payable in Dollars, the amount of Dollars so payable will be determined by the Currency Determination Agent based on the indicative quotation in The City of New York selected by the Currency Determination Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date that yields the least number of Dollars upon conversion of the Foreign Currency. Such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service or, if not available, the Telerate Monitor Foreign Exchange Service.
    If such quotations are unavailable from either such foreign exchange service, such selection shall be made from the quotations received by the Currency Determination Agent from no more than three nor less than two recognized foreign exchange dealers in The City of New York selected by the Currency Determination Agent and approved by the Company (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Foreign Currency payable on such payment date in respect of all Securities denominated in such Foreign Currency and for which the applicable dealer commits to execute a contract. If no such bid quotations are available, payments shall be made in the Foreign Currency.

         (d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Registered Securities are payable, then with respect to each date for the payment of principal of, premium, if any, and interest on such Registered Securities occurring after the last date on which such Foreign Currency was used, the Company may make such payment in Dollars. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Registered Securities with respect to such payment date shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate. Any payment in respect of such Security made under such circumstances in Dollars will not constitute an Event of Default hereunder.

         (e) For purposes of this Indenture the following terms shall have the following meanings:

              A "Component Currency" shall mean any currency which is a component currency of any composite currency, including, without limitation, the ECU.

              "Election Date" shall mean, for any Registered
         Security, the date specified pursuant to
         Section 301(28).

         (f)  Notwithstanding any other provisions of this
    Section 311, the following shall apply: (i) if the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion, (ii) if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency, (iii) if any Component Currency is divided into two or more currencies, the amount of that original Component Currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former Component Currency immediately before such division and (iv) in the event of an official redenomination of any currency (including without limitation, a composite currency), the obligations of the Company to make payments in or with reference to such currency on any Registered Securities shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.

         (g) All determinations referred to in this Section 311 made by the Currency Determination Agent shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Holders of the applicable Registered Securities. The Currency Determination Agent shall promptly give written notice to the Trustee of any such decision or determination. The Currency Determination Agent shall have no liability for any determinations referred to in this Section 311 made by it.

         (h) The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Company and the Currency Determination Agent with respect to any of the matters addressed in or contemplated by this Section 311 and shall not otherwise have any duty or obligation to determine such information independently."

         1.11 Amendment to Section 401 of the Indenture.

        (a) Section 401 of the Indenture is hereby amended by deleting paragraph (a)(1)(B) thereof in its entirety and inserting in lieu thereof the following:

        "(B) except as otherwise specified pursuant to Section 301 for the Securities of such series, with respect to all Outstanding Securities of such series described in (A) above (and, in the case of (i), (ii) or (iii) below, any coupons appertaining thereto) not theretofore delivered to the Trustee for cancellation:

         (i) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust an amount in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 311(b) or a Conversion Event has occurred as provided in
    Section 311(d), shall be made in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event), sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series and any related coupons for principal (and premium, if any) and interest, if any, to the Stated Maturity, or any Redemption Date as contemplated by
    Section 402, as the case may be; or

         (ii) the Company has deposited or caused to be deposited with such Trustee as obligations in trust such amount of Government Obligations as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series and any related coupons for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

         (iii) the Company has deposited or caused to be deposited with such Trustee such combination of trust funds or obligations in trust pursuant to (i) and (ii) above, respectively, as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, together with the predetermined and certain income to accrue on such obligations in trust, be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series any related coupons for principal (and premium if any) and interest to the Stated Maturity or any Redemption Date as contemplated by
    Section 402, as the case may be;"

        (b) Section 401 of the Indenture is hereby amended by deleting the phrase "based upon such Opinion" from paragraph
(a)(5) thereof and inserting in lieu thereof the phrase "based thereon such Opinion".

        (c) Section 401 of the Indenture is hereby amended by deleting paragraph (b) thereof in its entirety and inserting in lieu thereof the following:

         "(b) Upon the satisfaction of the conditions set forth in this Section 401 with respect to all the Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company, and the Holders of the Securities of such series and any related coupons shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 401(a)(l)(B); provided, however, that in no event shall the Company be discharged from (i) any payment obligations in respect of Securities of such series and any related coupons which are deemed not to be Outstanding under clause (3) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law, (ii) from any obligations under Sections 402(b), 607, 610 and 1004 and (iii) from any obligations under Sections 304, 305 and 306 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, lost, destroyed or stolen Securities and any related coupons shall not be obligations of the Company) and Sections 311, 701 and 1002; and provided, further, that in the event the Company deposits such funds with the Trustee and a petition for relief under Title 11 of the United States Code or a successor statute is filed and not discharged with respect to the Company within 91 days after the deposit, the entire indebtedness on all Securities of such series and any related coupons shall not be discharged, and in such event the Trustee shall return such deposited funds or obligations as it is then holding to the Company upon Company Request. Notwithstanding the satisfaction of the conditions set forth in this Section 401 with respect to all the Securities of any series not payable in Dollars, upon the happening of any Conversion Event the Company shall be obligated to make the payments in Dollars required by Section 311(d) to the extent that the Trustee is unable to convert any Foreign Currency or currency unit in its possession pursuant to Section 401(a)(1)(B) into the Dollar equivalent of such Foreign Currency or currency unit, as the case may be. If, after the deposit referred to in Section 401 has been made, (x) the Holder of a Security is entitled to, and does, elect pursuant to Section 311(b) to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 401 was made, or (y) a Conversion Event occurs as contemplated in Section 311(d), then the indebtedness represented by such Security shall be fully discharged to the extent that the deposit made with respect to such Security shall be converted into the currency or currency unit in which such Security is payable. The Trustee shall return to the Company any non-converted funds or securities in its possession after such payments have been made."

         1.12 Amendment to Section 402 of the Indenture.

         Section 402 of the Indenture is hereby amended by adding the phrase "or Section 1011" immediately after the phrase
"Section 401" in each place it appears therein.

         1.13 Amendment to Section 502 of the Indenture.

         (a) Section 502 of the Indenture is hereby amended by deleting the first paragraph therein in its entirety and inserting in lieu thereof the following:

         "If an Event of Default with respect to any particular series of Securities and any related coupons occurs and is continuing, then and in every such case, either the Trustee for the Securities of such series or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the entire principal amount (or if any Securities of that series are (i) Discounted Securities, such portion of the principal amount as may be provided for in the terms of that series, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of those Securities) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by the Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived."

         (b) Section 502 of the Indenture is hereby amended by deleting the phrase "311(b), 311(d), and 311(e)" appearing therein and inserting the phrase "311(b) and 311(d)" in lieu thereof.

         1.14 Amendment to Section 504 of the Indenture.

         Section 504 of the Indenture is hereby amended by deleting paragraph (i) therein in its entirety and inserting in lieu thereof the following:

         "(i) to file and prove a claim for the whole amount of principal (or, if the Securities of such series are Discounted Securities, Indexed Securities or Dual Currency Securities, such amount as may be due and payable with respect to such Securities pursuant to a declaration in accordance with Section 502) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and any related coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607) and of the Holders of the Securities of such series and any related coupons allowed in such judicial proceeding,"

         1.15 Amendment to Section 516 of the Indenture.

         Section 516 of the Indenture is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

         SECTION 516.  Judgment Currency.

         If for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or any related coupon it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or coupon, then such conversion shall be made at the spot rate of exchange prevailing on the date the Company shall make payment to any Person in satisfaction of such judgment. If pursuant to any such judgment, conversion shall be made on a date other than the date payment is made and there shall occur a change between such spot rate of exchange and the spot rate of exchange prevailing on the date of payment, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the spot rate of exchange prevailing on the date of payment or distribution, is the amount then due hereunder or under such Security or coupon. Any amount due from the Company under this Section 516 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or coupon. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security or coupon at the spot rate of exchange prevailing when payment is made than the amount of currency or currency unit stated to be due hereunder or under such Security or coupon so that in any event the Company's obligations hereunder or under such Security or coupon will be effectively maintained as obligations in such currency or currency unit, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion over the amount due and payable on the date of payment or distribution."

         1.16 Amendment to Section 902 of the Indenture.

         Section 902 of the Indenture is hereby amended by deleting the period at the end of clause (3) of the first paragraph thereof, by inserting ", or" at the end of said clause
(3) and by inserting new clause (4) as follows:

         "(4) reduce the amount of the principal of an Indexed
    Security or a Dual Currency Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502."

         1.17 Amendment to Section 1002 of the Indenture.

         Section 1002 of the Indenture is hereby amended by deleting the second and third sentences of the second paragraph thereof and inserting in lieu thereof the following:

    "Payments will not be made in respect of Bearer Securities or coupons appertaining thereto pursuant to presentation to the Company or its designated Paying Agents within the United States or any other demand for payment to the Company or its designated Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest, if any, on any Bearer Security denominated and payable in Dollars will be made at the office of the Company's Paying Agent in the United States, if, and only if, payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions."

         1.18 Amendment to Section 1003 of the Indenture.

         Section 1003 of the Indenture is hereby amended by deleting the first sentence of the second paragraph thereof and inserting in lieu thereof the following:

         "Whenever the Company shall have one or more Paying Agents for any particular series of Securities and any related coupons, the Company will, on or prior to each due date of the principal of (and premium, if any) or interest, if any, on any such Securities(but in any case prior to the time any such payment is required to be made on such Securities), deposit with a Paying Agent for the Securities of such series a sum (in the currency or currency unit described in the preceding paragraph) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee of its action or failure to act."

         1.19 Amendment to Section 1004 of the Indenture.

         Section 1004 of the Indenture is hereby amended by deleting the third paragraph thereof and inserting in lieu thereof the following:

         "The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust."

         1.20 Amendment to Section 1010 of the Indenture.

         Section 1010 of the Indenture is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

              "SECTION 1010.  Waiver of Certain Covenants.

         "The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 to 1009, inclusive, with respect to the Securities of any series (and the Company may omit in any particular instance to comply with any other covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of such series and subject to this Section 1010, such omission to comply to be with respect to the Securities of such series), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect."

         1.21 Amendment to Section 1011 of the Indenture.

         Section 1011 of the Indenture is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:


              "SECTION 1011.  Defeasance of Certain Obligations.

              (a) If specified pursuant to Section 301 to be applicable to the Securities of any series, the Company may omit to comply with any term, provision or condition set forth in Section 801, Section 1009 and any other covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of such series and subject to this Section 1011, and any such omission with respect to such Sections shall not be an Event of Default, in each case with respect to the Securities of such series, provided, however, that the following conditions have been satisfied:

                   (1)  with respect to all Outstanding
              Securities of such series and any coupons appertaining thereto not theretofore delivered to the Trustee for the Securities of such series for cancellation,

                         (i)  the Company has deposited or caused
                       to be deposited with the Trustee as trust funds in trust an amount in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 311(b) or a Conversion Event has occurred as provided in
                   Section 311(d), shall be made in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event), sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series and any related coupons for principal (and premium, if any) and interest to the Stated Maturity or any Redemption Date as contemplated by
                   Section 402, as the case may be; or

                        (ii)  the Company has deposited or
                   caused to be deposited with such Trustee as obligations in trust such amount of Government Obligations as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series and any related coupons for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                        (iii)  the Company has deposited or
                   caused to be deposited with such Trustee such combination of trust funds or obligations in trust pursuant to (i) and (ii) above, respectively, as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, together with the predetermined and certain income to accrue on such obligations in trust, be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series any related coupons for principal (and premium if any) and interest to the Stated Maturity or any Redemption Date as contemplated by
                   Section 402, as the case may be;

                   (2) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                   (3)  no Event of Default or event which with
              the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(4) or
              Section 501(5) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 501(4) or Section 501(5) shall have occurred and be continuing on the 91st day after such date; and

                   (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated in this Section have been complied with.

              (b)  Notwithstanding the satisfaction of the
         conditions set forth in this Section 1011 with respect to all the Securities of any series not payable in Dollars, upon the happening of any Conversion Event the Company shall be obligated to make the payments in Dollars required by Section 311(d) to the extent that the Trustee for the Securities of such series is unable to convert any Foreign Currency or currency unit in its possession under Section 1011(a) into the Dollar equivalent of such Foreign Currency or currency unit, as the case may be. If, after the deposit referred to in Section 1011(a) has been made, (x) the Holder of a Security is entitled to, and does, elect pursuant to
         Section 311(b) to receive payment in a currency or currency unit other than that in which the deposit under Section 1011(a) was made, or (y) a Conversion Event occurs as contemplated in Section 311(d), then the indebtedness represented by such Security shall be fully discharged to the extent that the deposit made with respect to such Security shall be converted into the currency or currency unit in which such Security is payable. Such Trustee shall return to the Company any non-converted funds or securities in its possession after such payments have been made.

              All the obligations of the Company under this Indenture with respect to the Securities of such series, other than with respect to Section 801, Section 1009, and any other covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of such series and subject to this Section 1011, shall remain in full force and effect. Anything in this Section 1011 to the contrary notwithstanding, the Trustee for any series of Securities shall deliver or pay to the Company, from time to time upon Company Request, any money or Government Obligations held by it as provided in this
    Section 1011 which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to such Trustee, are in excess of the amount thereof which would have been required to be deposited for the purpose for which such money or Government Obligations were deposited or received, provided such delivery can be made without liquidating any Government Obligations."

         1.22 Amendment to Section 1104 of the Indenture.

         Section 1104 of the Indenture is hereby amended by deleting the word "and" at the end of clause (6) of the second paragraph thereof, by deleting clause (7) thereof in its entirety, and by inserting new clauses (7) and (8) as follows:

         "(7) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price or security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent shall be furnished, and

         (8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made."

         1.23 Amendment to Section 1106 of the Indenture.

         (a) Section 1106 of the Indenture is hereby amended by deleting the second proviso to the first paragraph thereof and inserting in lieu thereof the following:

", and provided, further, that unless otherwise specified as contemplated by Section 301, installments of interest on Registered Securities whose Stated Maturity is prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of
    Section 307, and any installment of interest, if any, payable on such Registered Securities whose Stated Maturity is the Redemption Date shall be payable to the Person to whom principal shall be payable."

         (b) Section 1106 of the Indenture is hereby amended by adding immediately after the first paragraph thereof the following new paragraph:

         "If any Bearer Security surrendered for redemption shall not be accompanied by all coupons appertaining thereto maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupon or coupons may be waived by the Company if there is furnished to the Company, the Trustee for such Security and any Paying Agent such security or indemnity as they may require to save the Company, such Trustee and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to such Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons."

         1.24 Amendment to Section 1108 of the Indenture.

         (a) Section 1108 of the Indenture is hereby amended by deleting Subsection (a) thereof and inserting in lieu thereof the following:

         "(a) Unless otherwise specified pursuant to Section 301, Securities of any series may be redeemed at the option of the Company in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, on any Redemption Date at the Redemption Price specified pursuant to Section 301, if the Company determines that (A) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is announced or becomes effective on or after a date specified in Section 301 with respect to any Security of such series, the Company has or will become obligated to pay on the next succeeding Interest Payment Date, additional amounts pursuant to Section 1004 with respect to any Security of such series or (B) on or after a date specified in Section 301 with respect to any Security of such series, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the United States or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (A) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the Opinion of Counsel to the Company will result in a material probability that the Company will become obligated to pay additional amounts with respect to any Security of such series on the next succeeding Interest Payment Date, and (C) in any such case specified in (A) or (B) above the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company."

         (b) Section 1108 of the Indenture is hereby amended by deleting the first sentence of Subsection (b) thereof and inserting in lieu thereof the following:

         (b) Unless otherwise specified pursuant to Section 301, if the Company shall determine that any payment made outside the United States by the Company or any of its Paying Agents of principal or interest due in respect of any Bearer Security (an "Affected Security") of such series or any coupon appertaining thereto would, under any present or future laws or regulations of the United States, be subject to any certification, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien) of a beneficial owner of such Affected Security of such series or coupon that is a United States Alien (other than such a requirement that (i) would not be applicable to a payment made by the Company or any one of its Paying Agents (A) directly to the beneficial owner or
    (B) to a custodian, nominee or other agent of the beneficial owner, (ii) can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided that, in each case referred to in clauses (i)(B) or (ii), payment by such custodian, nominee or other agent to such beneficial owner is not otherwise subject to any such requirement (other than a requirement which is imposed on a custodian, nominee or other agent described in item (iv) of this sentence), (iii) would not be applicable to a payment made by at least one other Paying Agent of the Company or (iv) is applicable to a payment to a custodian, nominee or other agent of the beneficial owner of such Security who is a United States person (as hereinafter defined), a controlled foreign corporation for United States tax purposes, a foreign person 50 percent or more of the gross income of which for the three-year period ending with the close of its taxable year preceding the year of payment is effectively connected with a United States trade or business, or is otherwise related to the United States), the Company shall elect by notice to the Trustee for such series of Securities either (x) to redeem the Affected Securities of such series, as a whole, at a redemption price equal to the principal amount thereof, together with interest accrued to the date fixed for redemption, or (y) if the conditions of the next succeeding paragraph are satisfied, to pay the additional amounts specified in such paragraph."

         1.25 Amendment to Exhibits to the Indenture.

         The Indenture is hereby amended by deleting Exhibits A, B, C and D thereto in their entirety and substituting therefor the new Exhibits A and B attached to this First Supplemental
Indenture.

         SECTION 2.     GENERAL

         The parties hereto hereby agree that all references to "Marine Midland Bank, N.A." in the Original Indenture shall be deemed to refer to "Marine Midland Bank."

         SECTION 3.  EFFECT OF FIRST SUPPLEMENTAL INDENTURE

         The amendments to the Indenture contained in this First
Supplemental Indenture shall be effective only with respect to those series of Securities initially issued on or after the date hereof.

         MARINE MIDLAND BANK hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, the parties hereto have caused this
First Supplemental Indenture to be duly executed and their
respective corporate seals to be hereunto affixed and attested,
all as of the     day of           , 1994.

                                  NYNEX CORPORATION

                                  By:

[Corporate Seal]

Attest:


                                  MARINE MIDLAND BANK, as
                                  Trustee

                                  By:

[Corporate Seal]

Attest:

STATE OF NEW YORK   )
                    )   ss.:
COUNTY OF NEW YORK  )


         On the        day of            , 1994, before me
personally came                  , to me known, who, being by me
duly sworn, did depose and say that he resides at
; that he is the                         of NYNEX CORPORATION,
one of the corporations described in and which executed the above instrument, that he knows the corporate seal of such corporation; that one of the seals affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              Notary Public, State of New York


[SEAL]

STATE OF NEW YORK   )
                    )   ss.:
COUNTY OF NEW YORK  )


         On the        day of         , 1994, before me
personally came                  , to me known, who, being by me
duly sworn, did depose and say that he resides at
; that he is the                         of MARINE MIDLAND BANK,
one of the corporations described in and which executed the above instrument, that he knows the corporate seal of such corporation; that one of the seals affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              Notary Public, State of New York


[SEAL]

                                                     EXHIBIT A

        FORM OF CERTIFICATE TO BE DELIVERED TO EURO-CLEAR
              OR CEDEL, S.A., BY OR ON BEHALF OF A
                 BENEFICIAL OWNER OF SECURITIES

                           CERTIFICATE

                        NYNEX CORPORATION

                      [Title of Securities]

                       (the "Securities")


         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"),
(ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         If the Securities are of the category contemplated in
Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

         As used herein, "United States" means the United States of America (including the States and District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certification excepts and does not relate to $ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

         We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:               , 19  *

By:
    As, or as agent for, the beneficial owner(s) of
    the Securities to which this certificate relates

* Not earlier than 15 days prior to the Exchange Date or Interest Payment Date to which the certification relates.

                                                     EXHIBIT B

                FORM OF CERTIFICATION TO BE GIVEN
               BY THE EUROCLEAR OPERATOR OR CEDEL

                          CERTIFICATION

                        NYNEX CORPORATION

                      [Title of Securities]

                       (the "Securities")


         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Fiscal Agency or other Agreement, as
of the date hereof,         principal amount of the above-
captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"),
(ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) ("financial institutions")) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         If the Securities are of the category contemplated in
Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act") then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organizations entitled to portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Fiscal Agency or other Agreement.

         We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global security excepted in such certifications and (ii) that as of the datedhereof we have not received any notification from any of our Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

         We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                   , 19  *

                            Yours faithfully,

                            [MORGAN GUARANTY TRUST COMPANY
                            OF NEW YORK,
                            Brussels Office,
                            as operator of the Euroclear
                            System]

                                           or

                            [CEDEL, S.A.]

                            By:


* Not earlier than the Exchange Date or Interest Payment Date to which the certification relates.